UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015 (February 26, 2015)

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 347-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2015, Victory Energy Corporation (the “Company”, “we” and “us”) entered into (a) the Pre-Merger Collaboration Agreement (the “Collaboration Agreement”) by and between the Company, Lucas Energy, Inc. (“Lucas”), Aurora Energy Partners (“Aurora”, of which the Company owns 50%), Navitus Energy Group (which owns the other 50% of Aurora) and AEP Assets, LLC, a wholly-owned subsidiary of Aurora (“Sub”); and (b) the Pre-Merger Loan and Funding Agreement between the Company and Lucas (the “Loan Agreement”). Subsequently the parties entered into Amendment No. 1 to the Pre-Merger Collaboration Agreement on March 3, 2015 (the “First Amendment to Collaboration Agreement”), which amendments affected thereby are included in the discussion of the Collaboration Agreement below. The Company and Lucas are parties to a letter of intent setting forth certain non-binding terms and conditions pursuant to which it is planned that the Company and Lucas will effectuate a business combination (the “Combination”), subject to among other things, the parties completing due diligence, the mutual negotiation of definitive documents, regulatory approvals and the registration of the securities to be issued to the shareholders of the combined company resulting from the Combination (the “Combined Company”).

Pursuant to the Loan Agreement, the Company agreed to loan Lucas up to $2 million, with $250,000 initially loaned on February 26, 2015 (the “Closing” and the “Initial Draw”), and, pursuant to the Collaboration Agreement Lucas agreed to assign to the Company all right and interest to five (5) Penn Virginia wells that are scheduled to be funded in February through March 2015 and go into production in April 2015 and two (2) Earthstone Energy/Oak Valley Resources wells that are scheduled to be funded on or before April 1, 2015 and begin production in June or July of 2015, located in Karnes, Lavaca and Gonzales Counties, Texas (the “Well Rights”). Immediately upon the funding by Sub of certain funding requirements associated with the Well Rights (as set forth in greater detail in the Collaboration Agreement, the “Well Funding Requirements”), the Company is required to assign the Well Rights to Aurora, and Aurora is required to assign such Well Rights to Sub.

If the Combination is consummated, then Sub shall become a direct or indirect subsidiary of the Combined Company. If the letter of intent is terminated and/or if a subsequent definitive agreement is entered into and thereafter terminated such that the Combination does not occur, then Sub shall retain ownership of the Well Rights and Lucas shall have no claim whatsoever to the Well Rights.

The Initial Draw, and any other amounts borrowed under the Loan Agreement are evidenced by a Secured Subordinated Delayed Draw Term Note issued by the Lucas in favor of the Company, which is in an initial amount of $250,000 (the “Draw Note”). Borrowings evidenced by the Draw Note accrue interest at the applicable federal rate in effect, with accrued interest payable in one lump sum on maturity. The maturity date of the Draw Note is February 26, 2016 and Lucas has the right to pre-pay any amounts owed under the Draw Note at any time with ten days prior written notice to the Company. Upon the occurrence of an event of default (as described in the Draw Note), the interest rate increases by 5% per annum, the Company can declare the entire outstanding balance of the Draw Note immediately due and payable, and can further take actions to enforce its security interests in the Pledged Shares (as defined below).

Amounts owed under the Draw Note are secured by the pledge of shares of the Lucas’ common stock pursuant to the terms of a Pledge Agreement between the Lucas as pledgor and the Company as secured party (the “Pledge Agreement”). Shares pledged pursuant to the Pledge Agreement are to be issued from Lucas’ treasury in the name of Lucas and held by the Company to secure the repayment of the Draw Note. The number of shares required to be pledged by Lucas from time to time under the Pledge Agreement is equal to the amount of each draw under the Loan Agreement divided by the volume weighted average closing stock price of Lucas’ common stock (the “VWAP”) on the twenty trading days prior to the closing date of each such draw. Based on the VWAP for the twenty trading days prior to the date of the Initial Draw, Lucas was required to pledge 1,100,655 restricted shares to the Company (the “Pledged Shares”) to secure the repayment of the $250,000 Initial Draw. Amounts owed under the Draw Note are also required to be guaranteed by any subsidiaries Lucas forms or acquires in the future pursuant to the terms of a Subsidiary Guaranty, provided that as of the date of this filing Lucas does not have any subsidiaries. The Pledged Shares constitute treasury shares and unless and until there is a default under the Loan Agreement or the Draw Note or a failure to satisfy any other obligation thereunder, the Pledged Shares may not be voted by the Company or Lucas.

Borrowings under the Loan Agreement are in the discretion of the Lucas, provided that the total number of shares of common stock of the Company issuable as collateral under the Pledge Agreement may not exceed 19.9% of the total number of outstanding shares of the Lucas’ common stock as of February 26, 2015, unless the Lucas receives shareholder approval consistent with the rules of the NYSE MKT. Notwithstanding the above, the Loan Agreement requires Lucas and the Company to operate in accordance with a mutually agreed to 12 month budget (the “Budget”), which governs the timing and use of amounts borrowed under the Loan Agreement. The Budget is intended to prioritize the payment of expenses in a manner designed to ensure that the Combination is consummated. The Budget governs the utilization of Lucas’ cash and credit during the period prior to the consummation of the Combination and provides a monthly breakdown of expenses and uses of cash and credit available to the Lucas. Lucas is not allowed to use any of its cash or credit to make payments to any third parties except in accordance with the Budget.

Separately from the pledge requirements described above, the Draw Note provides that upon maturity, Lucas may pay such Draw Note in cash or in kind, by the issuance of shares of Lucas’ common stock based on the VWAP for the twenty trading days prior to the maturity date, provided that Lucas is then required to register such shares with the Securities and Exchange Commission within sixty days of the maturity date. Additionally, the Draw Note and all obligations thereunder will become intercompany obligations of the Combined Company and forgiven if the Combination is consummated.

The Collaboration Agreement also required us to provide Louise H. Rogers, Lucas’ senior lender, a Contingent Promissory Note in the amount of $250,000, which accrues interest at the rate of 18% per annum. The Contingent Promissory Note is due and payable within ninety days following the earlier of (a) the date the letter of intent is terminated, or if a subsequent definitive agreement is entered into and thereafter terminated such that the Combination does not occur, the date ninety days from the termination date of such definitive agreement, or (b) the failure of the Sub to satisfy the Well Funding Requirements, which failure is not cured within sixty (60) days of Sub receiving written notice from the Company of such failure. In connection with the issuance of the Contingent Promissory Note, the lender agreed to release the Well Rights from its security interest in order to accommodate the transactions contemplated by the Collaboration Agreement and Loan Agreement.

The foregoing description of the Collaboration Agreement, Loan Agreement, Pledge Agreement, Contingent Pay Note, and First Amendment to Collaboration Agreement, are qualified in their entirety by reference to the full text thereof which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the Contingent Promissory Note, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder in connection with the issuance of Contingent Promissory Note to Louise H. Rogers, Lucas’ senior secured lender. No general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in of the Contingent Promissory Note by the Company and the Company paid no underwriting discounts or commissions. The Contingent Promissory Note is subject to transfer restrictions. The recipient (Louise H. Rogers) is an “accredited investor”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1*	Pre-Merger Collaboration Agreement by and between the Company, Lucas Energy, Inc., Aurora Energy Partners, Navitus Energy Group and Aurora Energy Holdings LLC (February 26, 2015)
10.2*	Pre-Merger Loan and Funding Agreement between the Company and Lucas Energy, Inc. (February 26, 2015)
10.3*	Pledge Agreement between the Lucas Energy, Inc. as pledgor and the Company as secured party (February 26, 2015)
10.4*	Contingent Pay Note by the Company in favor of Louise H. Rogers (March 3, 2015)
10.5*	Amendment No. 1 to Pre-Merger Collaboration Agreement (March 2, 2015)
99.1**	Press Release dated March 3, 2015

* Filed herewith.
** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Date: March 3, 2015

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1*	Pre-Merger Collaboration Agreement by and between the Company, Lucas Energy, Inc., Aurora Energy Partners, Navitus Energy Group and Aurora Energy Holdings LLC (February 26, 2015)
10.2*	Pre-Merger Loan and Funding Agreement between the Company and Lucas Energy, Inc. (February 26, 2015)
10.3*	Pledge Agreement between the Lucas Energy, Inc. as pledgor and the Company as secured party (February 26, 2015)
10.4*	Contingent Pay Note by the Company in favor of Louise H. Rogers (March 3, 2015)
10.5*	Amendment No. 1 to Pre-Merger Collaboration Agreement (March 2, 2015)
99.1**	Press Release dated March 3, 2015

* Filed herewith.
** Furnished herewith.